UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

Spirit Aviation Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-276992	33-3711797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Radiant Drive Dania Beach, Florida 33004
(Address of principal executive offices, including zip code)

(954) 447-7920
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on November 18, 2024, Spirit Airlines, Inc., a Delaware corporation (“Former Spirit”), and subsequently on November 25, 2024, its subsidiaries (such subsidiaries, each a “Debtor,” collectively with Former Spirit, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) were jointly administered for procedural purposes only under case number 24-11988 (SHL).

As also previously disclosed, on November 26, 2024, the Debtors filed a pre-arranged chapter 11 plan of reorganization and the related disclosure statement (including all appendices, exhibits, schedules, and supplements thereto, and as altered, amended, supplemented, or otherwise modified from time to time in accordance therewith, the “Plan” or the “Disclosure Statement,” respectively).

On February 20, 2025, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”).

On March 12, 2025 (the “Effective Date”), the Debtors satisfied the remaining conditions precedent to consummation of the Plan as set forth in the Plan, the Plan became effective in accordance with its terms and the Debtors emerged from chapter 11.

In connection with the satisfaction of the conditions to effectiveness as set forth in the Confirmation Order and in the Plan, Former Spirit completed a corporate reorganization (the “Corporate Reorganization”) pursuant to which Spirit Aviation Holdings, Inc., a Delaware corporation (“Spirit” or the “Company”) became the new parent company of the Debtors, with  Former Spirit becoming  a wholly owned subsidiary of Spirit and converted from a Delaware corporation to a Delaware limited liability company.

On March 12, 2025, the Company issued a press release announcing the consummation of the Plan and emergence from chapter 11 on the Effective Date. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein. The information contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K is being filed by the Company as the initial report of the Company to the Securities and Exchange Commission (the “Commission”) and as notice that the Company is the successor issuer to Former Spirit under Rule 15d-5 under the Exchange Act. As a result, the Company is deemed subject to the informational requirements of Section 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the Commission. The first periodic report to be filed by the Company with the Commission will be its Quarterly Report on Form 10-Q for the period ending March 31, 2025.

The foregoing descriptions of the Confirmation Order and the Plan do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Confirmation Order, which is attached hereto as Exhibit 2.1, and the Plan, which is attached as Exhibit A to the Confirmation Order, each of which are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

Exit Revolving Credit Facility

On the Effective Date, Former Spirit entered into that certain Amended and Restated Credit and Guaranty Agreement (the “Exit Revolving Credit Agreement”), by and among Former Spirit, the guarantors party thereto, the lenders party thereto (the “Exit Revolving Credit Lenders”), Citibank, N.A., as administrative agent, and Wilmington Trust, National Association as collateral agent, pursuant to which the Exit Revolving Credit Lenders agreed to provide Spirit a senior secured revolving credit facility of up to $300.0 million (the “Exit Revolving Credit Facility”). The Exit Revolving Credit Facility constitutes Former Spirit’s senior secured obligations and is guaranteed by each of Former Spirit’s direct and indirect subsidiaries. In addition, in connection with the Corporate Reorganization, Spirit became a guarantor under the Exit Revolving Credit Agreement. As of the Effective Date, the Exit Revolving Credit Facility was undrawn and had available capacity of $275.0 million.

The Exit Revolving Credit Facility is secured by first-priority and second-priority security interests and liens on certain of Former Spirit’s and its subsidiaries’ assets. The Exit Revolving Credit Facility will mature on March 12, 2028.

Subject to certain exceptions and conditions, Spirit will be obligated to prepay or offer to prepay, as the case may be, all or a portion of the obligations under the Exit Revolving Credit Facility with the net cash proceeds of certain asset sales or with cash from its balance sheet in order to remain in compliance with a collateral coverage ratio and concentration limits, in connection with a change of control and in connection with certain mergers with other airlines. The revolving loans borrowed under the Exit Revolving Credit Facility will bear interest at a variable rate per annum equal to Spirit’s choice of (i) Adjusted Term SOFR (as defined in the Exit Revolving Credit Agreement) plus 3.25% per annum or (ii) Alternate Base Rate (as defined in the Exit Revolving Credit Agreement) plus 2.25% per annum.

The Exit Revolving Credit Agreement contains customary covenants that, among other things, restrict Former Spirit’s ability and the ability of its subsidiaries to, among other things, create certain liens on the collateral, sell or otherwise dispose of the collateral and consolidate, merge, sell or otherwise dispose of all or substantially all of Former Spirit’s and its subsidiaries’ assets.

The foregoing description summarizes the material terms and provisions of the Exit Revolving Credit Agreement. Such description is qualified by reference to the Exit Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Exit Secured Notes

On the Effective Date, certain subsidiaries of Former Spirit (the “Co-Issuers”) issued $840.0 million in aggregate principal amount of PIK toggle senior secured notes due 2030 (the “2030 Notes”). The 2030 Notes were issued in a private offering to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and to institutional “accredited investors” (as defined in Regulation D of the Securities Act) and outside the United States to non-U.S. persons pursuant to Regulation S. The 2030 Notes are the Co-Issuers’ senior secured obligations and are guaranteed on a senior secured basis by Former Spirit and each of its direct and indirect subsidiaries existing on the Effective Date or subsequently acquired and/or formed subsidiaries. In addition, in connection with the Corporate Reorganization, Spirit became a guarantor of the 2030 Notes. The 2030 Notes are secured by second-priority liens on certain Exit Revolving Credit Facility priority collateral, and a first-priority lien on all other collateral. The 2030 Notes will mature on March 12, 2030, subject to earlier repurchase or redemption in accordance with the terms of the Indenture (as defined below). The 2030 Notes bear interest, at the option of Former Spirit, (i) at 12.00% per annum, of which 8.00% per annum shall be payable in cash and 4.00% per annum shall be payable in-kind or (ii) at 11.00% per annum payable in cash, in each case, in arrears on a quarterly basis. Interest is calculated on the basis of a 360-day year composed of twelve 30-day months.

On or before March 12, 2027, the 2030 Notes are redeemable by the Co-Issuers, in whole or in part, at a redemption price equal to 100.00% of the principal amount of the 2030 Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to the date of redemption.

At any time after March 12, 2027 but on or prior to March 12, 2028, Former Spirit may redeem the 2030 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2030 Notes redeemed, plus accrued and unpaid interest to the redemption date, plus a 6.0% premium. Thereafter, Former Spirit may redeem the 2030 Notes in whole or in part, at par, plus accrued and unpaid interest to the redemption date.

Notwithstanding the foregoing, (x) at any time on or prior to the date that is ninety (90) days after the Effective Date, the Co-Issuers may redeem the 2030 Notes, at their option, in whole, at a redemption price equal to 100% of the principal amount of the 2030 Notes redeemed, plus accrued and unpaid interest to the redemption date, plus an 8.0% premium and (y) upon or after the consummation of certain transactions involving acquisitions by a publicly traded airline, the Co-Issuers may redeem the 2030 Notes at their option, in whole, at a redemption price equal to 100% of the principal amount of the 2030 Notes redeemed, plus accrued and unpaid interest to the redemption date, plus an amount equal to the lesser of (A) a 4.0% premium and (B) the then-applicable redemption premium.

The 2030 Notes and guarantees were issued pursuant to an indenture by and among Former Spirit, the Co-Issuers, the subsidiary guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral custodian, referred to herein as the Indenture. The Indenture contains customary covenants that, among other things, restrict Former Spirit’s ability and the ability of its subsidiaries to, among other things, make restricted payments, incur additional indebtedness, create certain liens on the collateral, sell or otherwise dispose of the collateral, engage in certain transactions with affiliates and consolidate, merge, sell or otherwise dispose of all or substantially all of Former Spirit’s and its subsidiaries’ assets.

In connection with the Corporate Reorganization, Spirit entered into a supplemental indenture (the “Supplemental Indenture”), by and among the Co-Issuers, Spirit and the Trustee, to the Indenture pursuant to which Spirit guaranteed the 2030 Notes.

The foregoing description summarizes the material terms and provisions of the Indenture, the 2030 Notes and the Supplemental Indenture. Such description is qualified by reference to the Indenture, the 2030 Notes and the Supplemental Indenture, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3 and are incorporated herein by reference.

Warrants

In connection with our emergence from the Chapter 11 Cases, on the Effective Date, we entered into warrant agreements with Equiniti Trust Company, LLC as warrant agent (the “Warrant Agreements”) pursuant to which we issued an aggregate of 24,255,256 Warrants (the “Warrants”) for the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to certain specified investors. Each Warrant entitles the holder to purchase one share of Common Stock for a nominal exercise price of $0.0001 per Warrant.  As holders exercise their Warrants from time to time, we will issue additional shares of Common Stock to such holders, which will result in dilution to the existing holders of Common Stock and increase the number of shares of Common Stock outstanding.  Because of the significant number of Warrants outstanding, such dilution may be substantial.

Duration and Exercise Price. Each Warrant has an initial exercise price equal to $0.0001 per share of Common Stock. Certain of the Warrants are immediately exercisable, and certain of the Warrants are exercisable at any time after the date on which the Common Stock is first listed on a securities exchange. Once exercisable, all Warrants may be exercised at any time until such Warrants are exercised in full, except that the Non-U.S. Citizen Warrants (as defined below) may be exercised at any time from and after the date the Common Stock is first listed on a national securities exchange or market and are not exercisable prior to such time. The exercise price and number of shares issuable upon exercise are subject to appropriate proportional adjustment in the event of certain dividends, subdivisions or combinations of our Common Stock, or similar events affecting our Common Stock and the exercise price.

Exercisability. A holder may not exercise any portion of its Warrants to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 9.9% of the number of shares of Common Stock outstanding immediately after exercise (the “Beneficial Ownership Limitation”) calculated in accordance with Section 13(d) of the Exchange Act. Upon not less than sixty-one (61) days advance written notice, at any time or from time to time, the holder in its sole discretion, may waive the Beneficial Ownership Limitation. However, under any circumstance, the holder may not exercise the Warrant if such exercise would cause such holder’s beneficial ownership (as defined by Section 13(d) of the Exchange Act) of the Common Stock of the Company to exceed 19.9% of its total issued and outstanding Common Stock.

Cashless Exercise. The Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrant Agreements.

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the Warrants and no cash will be distributed in lieu of the issuance of such fractional shares. If more than one Warrant is presented for exercise in full at the same time by the same holder, the full number of shares of Common Stock that will be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock or other security deliverable upon proper exercise of the Warrant (a "Warrant Share") would, except pursuant to the Warrant, be issuable on the exercise of any Warrants (or specified portion thereof), as applicable, such Warrant Share shall be rounded up to the next highest whole number.

Transferability. Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market. There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights to Dividends and Distributions on Common Stock. Holders of the Warrants (other than the Non-U.S. Citizen Warrants) are entitled to dividends and other distributions on Common Stock that such holder would have received had the Warrants been exercised. Such distributions to holders of Warrants will be made simultaneously with the distribution to holders of Common Stock.

In addition, the Warrant Agreement governing certain Warrants initially issued to persons who are non-U.S. citizens (such Warrant Agreement, the “Non-U.S. Citizen Warrant Agreement” and such Warrants, the “Non-U.S. Citizen Warrants”) provides that the shares of Common Stock issuable upon exercise of such Non-U.S. Citizen Warrants shall be subject to the limitations on ownership by non-U.S. citizens as set forth in the Charter (as defined below).

Exchange Rights of Holders of Non-U.S. Citizen Warrants. Holders of Non-U.S. Citizen Warrants may exchange such Non-U.S. Citizen Warrants for substantially similar Warrants with certain additional rights in accordance with the Warrant Agreements.

The foregoing description summarizes the material terms and provisions of the Warrant Agreements and Warrants. Such description is qualified by reference to the Warrant Agreements, copies of which are attached hereto as Exhibits 4.4 and 4.5 and are incorporated herein by reference.

Registration Rights Agreement

On the Effective Date, holders of our Common Stock who were party to our Backstop Commitment Agreement became party to the Registration Rights Agreement and are entitled to rights with respect to the registration of certain of their shares under the Securities Act.

Listing

The Company will be required to use its commercially reasonable efforts to, as soon as reasonably practicable after the Effective Date, (i) cause the Common Stock to be registered under Section 12(b) of the Exchange Act and (ii) obtain a listing of the Common Stock on a National Securities Exchange (as defined in the Registration Rights Agreement).

S-1 Shelf Registration

The Company will be required to use its commercially reasonable efforts to, as soon as reasonably practicable after the Effective Date, register on a shelf registration statement on Form S-1 (the “S-1 Shelf Registration Statement”) all of the Registrable Securities (as defined in the Registration Rights Agreement). The S-1 Shelf Registration Statement will provide for offerings on a delayed or continuous basis pursuant to Rule 415.

S-3 Shelf Registration

The Company shall use its commercially reasonable efforts to convert the S-1 Shelf Registration Statement to a shelf registration statement on Form S-3 (an “S-3 Shelf Registration Statement”, together with the “S-1 Shelf Registration Statement”, each a “Shelf Registration Statement”) for an offering on a delayed or continuous basis pursuant to Rule 415 as soon as reasonably practicable after the Company is eligible to use Form S-3.

Shelf Takedown

If requested by any Holder (as defined in the Registration Rights Agreement) or group of Holders whose Registrable Securities are included in such Shelf Registration Statement, which collectively hold (together with their Affiliates (as defined in the Registration Rights Agreement) at least ten percent (10%) of the then-outstanding Registrable Securities, the Company will be required to conduct a shelf takedown off of the applicable Shelf Registration Statement, covering the shares of Registrable Securities requested by such holders (a “Shelf Take-Down Notice”). Such holders may specify the type of offering to be covered by the Shelf Take-Down Notice, such as an underwritten offering or registered block trade. The Company shall not be required to effect more than three shelf takedowns in any twelve-month period for all holders and only if the gross proceeds of any individual offering is reasonably expected to exceed $35 million.

Piggyback Rights

Each Holder of Registrable Securities who holds at least 3% of the then-outstanding Common Stock has the right to include its Common Stock each time (i) the Company conducts an offering pursuant to a Shelf Take-Down Notice (other than a registered block trade); (ii) the Company conducts an offering pursuant to a sale or resale in any offering off an existing registration statement other than a shelf take-down conducted pursuant to a Shelf Take-Down Notice; or (iii) proposes for any reason to register any of its Common Stock under the Securities Act, whether for the Company’s own account or for the account of one or more holders, subject to customary exceptions (such as registrations on Form S-4 or Form S-8).

Other Provisions

The Registration Rights Agreement contains customary provisions relating to the registration procedures to be followed by the Company, indemnification obligations, delay and suspension rights, selection of underwriters, priority, cutbacks, lock-ups (to the extent requested by an applicable underwriter) and payment of expenses of registrations by the Company (including reasonable fees, charges and expenses of counsel for the Holders, all fees and disbursements of underwriters customarily paid by the issuer of securities but excluding brokers’ commissions or underwriting discounts and commissions and transfer taxes).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

Pursuant to the terms of the Plan, on the Effective Date, the obligations of Former Spirit and the other Debtors under the following agreements were cancelled:

•	Indenture, dated as of September 17, 2020, by and among Spirit IP Cayman Ltd., Spirit Loyalty Cayman Ltd., the guarantors named therein and Wilmington Trust, National Association (“Wilmington”), as trustee and collateral custodian, as amended as amended by that certain First Supplemental Indenture, dated as of November 17, 2022, as further amended by that Second Supplemental Indenture, dated as of November 25, 2024, and the approximately $1,110.0 million aggregate principal amount of Spirit IP Cayman Ltd.’s and Spirit Loyalty Cayman Ltd.’s 8.00% Senior Secured Notes due 2025 issued thereunder.

•	Indenture, dated as of May 12, 2020, between Former Spirit and Wilmington, as trustee, as amended by that certain First Supplemental Indenture, dated as of May 12, 2020, as further amended by that certain Second Supplemental Indenture, dated as of April 30, 2021, and the approximately $25.1 million aggregate outstanding principal amount of Former Spirit’s 4.75% Convertible Senior Notes due 2025 and the approximately $500.0 million aggregate outstanding principal amount of Former Spirit’s 1.00% Convertible Senior Notes due 2026 issued thereunder.

Cancellation of Prior Equity Securities

In accordance with the Plan, on the Effective Date, all equity securities in Former Spirit outstanding prior to the Effective Date, including Former Spirit’s common stock, par value $0.0001 per share (the “Old Common Stock”), were canceled, released, and extinguished, and are of no further force or effect without any need for a holder of Old Common Stock to take further action with respect thereto. Furthermore, all of Former Spirit’s equity award agreements under any incentive plan, and the awards granted pursuant thereto, were extinguished, canceled, and discharged and have no further force or effect.

Termination of DIP Facility

As previously disclosed, Former Spirit and certain lenders and note purchasers (collectively, the “DIP Lenders”) agreed to enter into an approximately $300.0 million senior secured super-priority debtor-in-possession facility (the “DIP Facility”). On the Effective Date, the DIP Facility was repaid in full in cash and terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

On the Effective Date, in connection with our emergence from the Chapter 11 Cases and in reliance on the exemption from the registration requirements of the Securities Act provided by Section 1145 of the Bankruptcy Code, we issued 7,618,683 shares of Common Stock and 5,203,899 Warrants to equitize the $410 million of outstanding Senior Secured Notes and $385 million of outstanding Convertible Notes.

In addition, on the Effective Date, in connection with the Company’s emergence from the Chapter 11 Cases and in reliance on the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act or Regulation S under the Securities Act, based in part on representations made by these certain parties to the Backstop Commitment Agreement, we issued 678,587 shares of Common Stock and 5,670,853 Warrants to specified parties to the Backstop Commitment Agreement dated November 18, 2024. An aggregate of 3,849,442 of such shares of Common Stock and such Warrants were issued for aggregate consideration of $53,892,188.

Furthermore, on the Effective Date, in connection with our emergence from the Chapter 11 Cases and in reliance on the exemption from the registration requirements of the Securities Act provided by Section 1145 of the Bankruptcy Code, we closed the equity rights offering that was launched on December 30, 2024 of equity securities of the Company (“Equity Rights Offering”). Pursuant to the Equity Rights Offering, 7,770,054 shares of Common Stock and 13,380,504 Warrants were issued to participants, for aggregate consideration of $296,107,812.

The information contained in Item 1.01 under the heading “Warrants” is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Explanatory Note, Item 1.02 above under the subheading “Cancellation of Prior Equity Securities” and Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth in the Explanatory Note, Item 3.02 and Item 5.02 is incorporated by reference into this Item 5.01. The information under Item 1.03 to Former Spirit’s Current Report on Form 8-K, filed with the Commission on February 21, 2025, is also incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

In accordance with the Plan, on the Effective Date, Mark B. Dunkerley, H. McIntyre Garden, Robert D. Johnson, Barclay G. Jones III, Christine P. Richards, Myrna M. Soto and Richard Wallman ceased to be members of Former Spirit’s board of directors. On the Effective Date, the members of the Company’s board of directors (the “Board”) were appointed in accordance with the Plan and the Confirmation Order. As of the Effective Date, the Board consists of the following directors:

Edward M. Christie, III, 54. Mr. Christie has been a member of our board of directors since January 2018 and has served as our President and Chief Executive Officer since January 2019. Prior to that, Mr. Christie served as our President from October 2018 to December 2018, and as our President and Chief Financial Officer from January 2018 to October 2018. From January 2017 to December 2017, he served as our Executive Vice President and Chief Financial Officer. From April 2012 to December 2016, Mr. Christie served as our Senior Vice President and Chief Financial Officer. Prior to joining Spirit, Mr. Christie served as Vice President and Chief Financial Officer of Pinnacle Airlines Corp. from July 2011 to March 2012. Prior to that, Mr. Christie was a partner in the management consulting firm of Vista Strategic Group LLC from May 2010 to July 2011. Mr. Christie served in various positions from 2002 to 2010 at Frontier Airlines, including as Chief Financial Officer from June 2008 to January 2010, as Senior Vice President, Finance from February 2008 to June 2008, as Vice President, Finance from May 2007 to February 2008, and before that in several positions, including Corporate Financial Administrator, Director of Corporate Financial Planning, and Senior Director of Corporate Financial Planning and Treasury. Since November 2023, Mr. Christie has served on the board of directors of Encompass Health Corporation.

Robert A. Milton, 64. Mr. Milton is an experienced independent director with wide-ranging experience in the aviation industry. Mr. Milton currently is the lead director of Air Lease Corporation. Mr. Milton served as Chairman and Chief Executive Officer of ACE Aviation Holdings, Inc., a holding company for Air Canada and other aviation interests (“ACE”) from 2004 to 2012, and served as Chairman of Air Canada from 2004 until 2007. Mr. Milton served as President and Chief Executive Officer of Air Canada from 1999 until 2004, and prior to that served as Executive Vice President and Chief Operating Officer of Air Canada. Mr. Milton is the former non-executive chairman of United Continental Holdings, Inc. and also is a former director of Breeze Aviation Group, Inc. (the holding company of Breeze Airways), Cathay Pacific Airways Limited, US Airways, Inc., AirAsia Bhd, and TAP Portugal. Mr. Milton is a trustee of the Georgia Tech Foundation and a Director (Emeritus) of the Smithsonian Air and Space Museum, and previously served as Chair of the International Air Transport Association’s Board of Governors. Mr. Milton has a Bachelor of Science in Industrial Management from the Georgia Institute of Technology.

David N. Siegel, 63. Mr. Siegel has served as a Senior Aviation Advisor at Apollo Global Management since 2017. As part of his advisory role, he serves as Chairman of Atlas Airlines World-Wide and was previously Chairman of Sun Country Airlines. He is also currently Chairman of Volotea Airlines, S.A. and Swissport International, AG. Previously, Mr. Siegel served as the turnaround CEO of several aviation companies including: AWAS (aircraft leasing); Frontier Airlines; XOJET (business aviation); US Airways Group; and Continental Express. Mr. Seigel was also Chairman and CEO of Gategroup AG. In addition to his aviation experience, Mr. Siegel was also Chairman of Genesis Park Acquisition Corp. and Chairman and CEO of Avis-Budget Group. Mr. Siegel earned an M.B.A., with honors, from the Harvard Business School and an Sc.B., magna cum laude, in Applied Mathematics-Economics from Brown University.

Timothy Bernlohr, 65. Mr. Bernlohr is the founder and managing member of TJB Management Consulting, LLC, which specializes in providing project specific consulting services to businesses in transformation, including in and out of court restructurings, wind downs, interim executive management, and strategic planning services. He founded the consultancy in 2004. Mr. Bernlohr is a recognized expert in executive compensation and corporate governance and has served as Chairman of over 40 compensation committees. He is also the former President and CEO of RBX Industries, Inc., which was a leader in the design, manufacture, and marketer of rubber and plastic materials to the automotive, building materials, and aviation markets. RBX® was sold to multiple buyers in 2004 and 2005. Prior to joining RBX® in 1997, Mr. Bernlohr spent 16 years in the international and industry products division of Armstrong World Industries, Inc. in a variety of management positions. Mr. Bernlohr presently serves in the following corporate governance capacities: Chairman of the board of directors of Lumileds BV, an international manufacturer of LED lighting solutions for the automotive and general illumination markets; and Director and Chairman of the compensation committees of Smurfit Westrock, (SW, NYSE) an international manufacturer, marketer, and recycler of corrugated packaging materials and specialty paper, and International Seaways, Inc., (INSW, NYSE) an international shipper of crude oil and petroleum products. Within the prior five years Mr. Bernlohr has served as chairman of the board or compensation committee chair of WestRock Company, F-45 Training, Inc., Champion Homes, Inc., and Atlas Air Worldwide Holdings, Inc., all public companies. Mr. Bernlohr is a graduate of Pennsylvania State University.

Eugene I. Davis, 70. Mr. Davis is the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC. Since founding the firm in 1999, Mr. Davis has managed numerous debtor and creditor side pre- and post-restructuring assignments involving businesses in various industries, including: Aviation and Airlines; Automotive; Consumer Products; Retail & Cataloguing; Financial Services; Healthcare & Medical Technology; Industrial Materials; Manufacturing & Distribution; Media & Entertainment; Power, Energy, Oil, Gas & Mining; Publishing; Real Estate; Technology; Telecommunications; and Transportation / Logistics. Mr. Davis has handled over 300 international assignments covering jurisdictions spanning Europe, the Americas, Africa, Asia, and Oceania. Mr. Davis’ work aims to generate investor returns through various monetization strategies, including sale, divestiture, merger, IPO, leveraged recapitalization, or a combination thereof. Prior to founding PIRINATE Consulting, Mr. Davis set up, reorganized, operated, and managed companies in over 50 countries. Notable assignments included Mr. Davis serving as Chief Operating Officer of Total-Tel Communications, Inc., Vice Chairman and CEO of Sport Supply Group, Inc. and Vice Chairman and President of Emerson Radio Corporation (all public companies). In each of these cases, Mr. Davis led a team that restructured the relevant Company’s balance sheet (inside and outside of bankruptcy proceedings) while designing and implementing new strategic and tactical plans that successfully enhanced shareholder value. Mr. Davis also practiced law as Partner/Shareholder & Head of Corporate & Securities Practice for Holmes, Millard & Duncan, P.C., in Dallas, Texas; as Partner at Arter & Hadden in Dallas, Texas; and as an Associate at Akin, Gump, Strauss, Hauer & Feld in Dallas, Texas, where he specialized in corporate and securities, oil and gas, and restructuring law and was involved in numerous public and private debt and equity securities offerings, asset-based financing transactions, debt restructurings, and domestic and international acquisitions. Prior to this, Mr. Davis was an international negotiator for Amoco (Standard Oil of Indiana).

Andrea Fischer Newman, 66. Ms. Newman is a distinguished professional with a multifaceted career spanning law, government, and corporate leadership. Since 2021, Ms. Newman has served as a Director for StandardAero, one of the world’s leading independent maintenance, repair, and overhaul (MRO) providers. She also serves on the Boards of two private equity backed companies: Prime Flight Aviation, providing aviation services to passenger, cargo, general aviation and airports, which she joined in November 2017; and Sequitur Energy Resources LLC, an independent oil producer with assets primarily in the Southern Midland Basin, in West Texas, which she joined in 2018. Ms. Newman served as Senior Vice President – Government Affairs for Delta Air Lines from 2008-2017, with responsibility for International, Regulatory, Federal, State, and Local government affairs. From 2001-2008, she was Senior Vice President – Government Affairs for Northwest Airlines and helped oversee the regulatory approvals required for the Delta-Northwest merger in 2008. Ms. Newman joined Northwest in 1995, also serving as Vice President for State & Local Government Affairs and as an Associate General Counsel. Prior to her airline career, she was a Senior Partner at Miller, Canfield, Paddock, and Stone, a Detroit, Michigan law firm, from 1992-1994, and Senior Counsel from 1988-1992. Ms. Newman’s public service includes serving as a member of the Federal Service Impasses Panel (Federal Labor Relations Authority) from 2002-2009 and from 2017-2021. Ms. Newman was an elected member of the Board of Regents of the University of Michigan from 1995-2019. Ms. Newman received her J.D. from the George Washington University National Law Center and was an honors graduate of the University of Michigan.

Radha Tilton, 45. Ms. Tilton joined General Motors Company as Vice President, Treasurer in October 2024. Ms. Tilton is responsible for leading the company’s global treasury and asset management operations, including capital planning, capital markets, treasury operations, insurance, banking activities, and pension plans. Prior to joining General Motors as treasurer, Ms. Tilton was a managing director in investment banking at Goldman Sachs in New York, where she worked for over seventeen years. She held the position of Head of Transportation Structured Finance and Co-Head of Industrials Leveraged Finance. In these roles, she was responsible for capital raising for transportation companies in the private and public capital markets as well as from the firm’s own balance sheet. She was also a member of the Structured Finance Capital Committee, which reviewed and approved financing transactions. Earlier in her career, Ms. Tilton was a research assistant at the Board of Governors of the Federal Reserve System in Washington, D.C., in the Monetary Affairs group. Her research focused on the intersection of financial markets, macroeconomics, and monetary policy, and was used by the Federal Open Markets Committee to analyze and implement monetary policy decisions. Ms. Tilton is a graduate of Wellesley College with a bachelor’s degree in economics and holds an MBA in analytic finance from the University of Chicago Booth School of Business.

The directors will be subject to reelection at the Company’s next annual meeting. All directors shall hold office until the annual meeting following the meeting at which the director was elected and until their successors are elected and qualified.

There are no transactions in which any member of the Board has an interest that requires disclosure under Item 404(a) of Regulation S-K under the Securities Act.

The Board is expected to adopt a non-employee director compensation program. As of the date hereof, the Board has not yet determined the committee assignments of the members of the Board.

Executive Officers

In accordance with the Plan, on the Effective Date, the following executive officers of Former Spirit were appointed as executive officers of the Company, in the following capacities:

Name	Age	Current Position and Office
Edward M. Christie III	54	President, Chief Executive Officer
Fred Cromer	60	Executive Vice President, Chief Financial Officer
John Bendoraitis	61	Executive Vice President and Chief Operating Officer
Matthew H. Klein	51	Executive Vice President and Chief Commercial Officer
Thomas C. Canfield	69	Senior Vice President, General Counsel and Secretary
Rana Ghosh	55	Senior Vice President and Chief Transformation Officer
Melinda C. Grindle	51	Senior Vice President and Chief Human Resources Officer
Dana Shapir Alviene	51	Senior Vice President – Inflight and Airport Experience
Boris Rogoff	51	Senior Vice President – Technical Operations and Supply Chain
Rocky B. Wiggins	66	Senior Vice President and Chief Information Officer
Griselle Molina	49	Vice President and Controller

There are no transactions in which any of the above officers has an interest that requires disclosure under Item 404(a) of Regulation S-K under the Securities Act, and there are no family relationships between the above officers and any of the Company’s other directors or executive officers.

In connection with their appointment as officers on the Effective Date, none of the above officers entered into any new or amended compensation agreements or arrangements with the Company. In accordance with the Plan, on the Effective Date, the Company assumed the existing employment and compensation arrangements between the above officers and Former Spirit, including the arrangements previously disclosed for the named executive officers of Former Spirit.

In addition, the Plan contemplates that the Board shall, promptly after the Effective Date, adopt, in the Board’s discretion, a new management incentive plan, which will provide for the grants of equity and equity-based rewards, in an amount up to 10% of the outstanding Common Stock and Warrants on the Effective Date.

Biographical information for Mr. Christie is included above under the heading “Board of Directors.”

Fred Cromer, 60. Mr. Cromer has served as our Executive Vice President and Chief Financial Officer since July 2024. Mr. Cromer has held various executive and corporate finance positions throughout his three decades of experience in the aviation industry. Prior to Spirit, he served as Chief Executive Officer at Xwing, a developer of advanced autonomy systems for aviation and defense, from July 2023 to July 2024, and was Xwing’s Chief Financial Officer from October 2021 to September 2023. Before Xwing, Mr. Cromer served as President of Bombardier Commercial Aircraft from 2015 to 2020, President of International Lease Finance Corporation from 2008 to 2015 and Vice President and Chief Financial Officer of ExpressJet Airlines from 1998 to 2008.

John Bendoraitis, 61. Mr. Bendoraitis has served as our Executive Vice President and Chief Operating Officer since December 2017. From October 2013 to December 2017, he served as our Senior Vice President and Chief Operating Officer. Prior to joining Spirit, Mr. Bendoraitis served as Chief Operating Officer of Frontier Airlines from March 2012 to October 2013. Previously, from 2008 to 2012, he served as President of Comair Airlines. From 2006 to 2008, he served as President of Compass Airlines, where he was responsible for the certification and launch of the airline. Mr. Bendoraitis began his aviation career in 1984 at Northwest Airlines, where over a 22-year span he worked his way up from aircraft technician to vice president of base maintenance operations.

Matthew H. Klein, 51. Mr. Klein has served as our Executive Vice President and Chief Commercial Officer since December 2019. From August 2016 to December 2019, he served as our Senior Vice President and Chief Commercial Officer. Prior to that, Mr. Klein served as the Chief Commercial Officer at lastminute.com from December 2013 to December 2015 and as Vice President, Global Airline Relations at Travelocity, an online travel agency, from October 2012 to November 2013. From September 2011 to September 2012 and from January 2016 to July 2016, he worked in various consulting capacities in the travel industry. Mr. Klein also served in various pricing, revenue management, forecasting and distribution planning positions at AirTran Airways from September 1999 to September 2011, and in various other roles in domestic pricing at US Airways from 1995 to 1999. Mr. Klein served on the board of the Airlines Reporting Corporation, an air travel intelligence and commerce company, from September 2010 to September 2011.

Thomas C. Canfield, 69. Mr. Canfield has served as our Senior Vice President, General Counsel and Secretary since October 2007. From September 2006 to October 2007, Mr. Canfield served as General Counsel & Secretary of Point Blank Solutions, Inc., a manufacturer of antiballistic body armor. Prior to Point Blank, from 2004 to 2007, he served as CEO and Plan Administrator of AT&T Latin America Corp., a public company formerly known as FirstCom Corporation, which developed high-speed fiber networks in 17 Latin American cities. Mr. Canfield also served as General Counsel & Secretary at AT&T Latin America Corp from 1999 to 2004. Previously, Mr. Canfield was Counsel in the New York office of Debevoise & Plimpton LLP. Mr. Canfield serves on the board and on the audit and nominating and corporate governance committees of Iridium Communications Inc., a satellite communications company.

Rana Ghosh, 55. Mr. Ghosh has served as our Senior Vice President and Chief Transformation Officer since June 2024, leading the strategic repositioning of the airline for future growth. Since joining Spirit in 2015, Mr. Ghosh has held several progressive roles, most recently as Vice President of Omnichannel, Ancillary, and Loyalty. Before joining Spirit, he held executive sales and marketing positions at Liberty Power and Direct Energy over a 13-year span. Prior to that, Mr. Ghosh held leadership roles in customer care for CIBC Finance for seven years.

Melinda C. Grindle, 51. Ms. Grindle has served as our Senior Vice President and Chief Human Resources Officer since January 2022. Ms. Grindle joined Spirit after 17 years of service with UnitedHealth Group, a multinational healthcare and insurance company, where she held various roles of progressive responsibility in Human Capital, with the last three years serving as the Chief Talent Officer of Optum, a health services and innovation company that is part of UnitedHealth Group.

Dana Shapir Alviene, 51. Ms. Shapir Alviene has served as our Senior Vice President, Inflight and Airport Experience since July 2024. Prior to joining Spirit, she served as Senior Vice President of Customer Experience at Avianca from May 2023 to July 2024. Before Avianca, Ms. Shapir Alviene held multiple leadership roles at JetBlue Airways between 2014 and 2023, including Vice President, Airports Experience. She began her aviation career in 1999 at Southwest Airlines, where she served in key operational, customer service and leadership roles during a 14-year span with the airline.

Boris Rogoff, 51. Mr. Rogoff has served as our Senior Vice President, Tech Ops & Supply Chain since August 2024. Mr. Rogoff has extensive background in maintenance, engineering, and maintenance planning from his nearly three decades of experience in the aviation industry. Prior to joining Spirit, he served as Chief Central Operation Officer at Wizz Air from September 2023 to August 2024 and Technical Director at Vueling Airlines from May 2019 to September 2023. Before that, Mr. Rogoff held multiple leadership and maintenance positions at JetBlue Airways from 2004 to 2019, including Director, Engineering. He has also worked as an engineer for the U.S. Navy, Hamilton Sundstrand Power Systems and Boeing.

Rocky B. Wiggins, 66. Mr. Wiggins has served as our Senior Vice President and Chief Information Officer since September 2016. Prior to joining Spirit, from June 2014 to September 2016, Mr. Wiggins served as Executive Vice President and Chief Information Officer at WestJet Airlines. From September 2011 to May 2014, he served as Chief Information Officer at Sun Country Airlines and from September 2000 to July 2011 as Chief Information Officer of AirTran Airways. Prior to that, he served in various information technology leadership positions at US Airways for almost 20 years.

Griselle Molina, 49. Ms. Molina has served as our Vice President and Controller since May 2024. Previously, Ms. Molina served as our Assistant Controller and Senior Director from 2019 to May 2024, Director of Corporate Accounting from 2017 to 2019, and Director of International Reporting and Compliance Director from 2013 to 2017. Prior to joining Spirit, from 2004 to 2013, Ms. Molina served public clients in the Audit Practice at KPMG. Ms. Molina has served as Treasurer of the Spirit Airlines Charitable Foundation since 2018.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Plan, the Company amended and restated its certificate of incorporation (the “Charter”) and bylaws (the “Bylaws”), each of which became effective on the Effective Date.

Description of Capital Stock

The Charter authorizes the Company to issue up to 400,000,000 shares of Common Stock and up to 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Dividend Rights. Subject to the rights of holders of any series of then outstanding preferred stock and the limitations under the DGCL, each holder of Common Stock has equal rights of participation in the dividends in cash, stock, or property of the Company, when, as and if the Board declare such dividends from time to time out of assets or funds legally available.

Voting Rights. Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. The holders of Common Stock exclusively possess all voting power; provided, however, that as except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to the Charter (or on any amendment to a certificate of designations of any series of preferred stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to the Charter (or pursuant to a certificate of designations of any series of preferred stock) or pursuant to the DGCL. Our stockholders are not entitled to cumulative voting.

Liquidation. Subject to the rights of holders of any series of then outstanding preferred stock, each holder of Common Stock has equal rights to receive the assets and funds of the Company available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary.

Rights and Preferences. Holders of our Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Limited Voting by Foreign Owners. To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our Charter restricts voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of the Board and senior management be U.S. citizens. Our Charter provides that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our Charter further provides that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law.

Preferred Stock

Under the Charter, the Board has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of a class designated as preferred stock, par value $0.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock.

Our issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action.

Anti-Takeover Provisions

Authorized but Unissued Capital Stock

The remaining shares of authorized and unissued capital stock are available for future issuance, subject to our Charter, Bylaws and applicable law, including any regulations governing the exchange on which our shares of capital stock are then listed. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the Board in opposing a hostile takeover bid. .

Delaware Anti-Takeover Law

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of Common Stock outstanding will be able to elect all of our directors up for election at any given stockholders’ meeting. At any given stockholders’ meeting for the election of directors at which a quorum is present where the number of nominees for director exceeds the number of directors to be elected, a plurality of the votes cast shall be sufficient to elect a director up for election. Except as otherwise required by applicable law or the rights and preferences of any then-outstanding preferred stock, our Charter and Bylaws provide that a director may be removed from the Board with or without cause by a majority vote of the shares of Common Stock outstanding, but vacancies may only be filled by the Board. Our Charter and Bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our (i) corporate secretary upon written request of stockholders representing at least 25% of all votes entitled to be voted on the matter to be voted on, or (ii) the Chairman of the Board may call a special meeting of stockholders.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law. We are not subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

Stockholder Action

Our Bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals for the nomination of candidates for election as directors, all of which must be brought in a timely manner. Timely, for purposes of our Bylaws, generally means delivery of notice to us not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting date.

Transfer Agent and Registrar

The transfer agent for the Common Stock is Equiniti Trust Company, LLC.

The descriptions of the Charter and Bylaws are qualified in their entirety by the full text of the Charter and Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On a post-emergence basis, the Company has approximately $900 million of liquidity, including unrestricted cash and cash equivalents, short-term investment securities, liquidity available under the Company's revolving credit facility and anticipated proceeds from refinancing a portion of its outstanding EETC financings.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains various forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Chapter 11 Cases, the Plan, the Confirmation Order and the Debtors’ emergence from the Chapter 11 Cases. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, the impact of the Debtors’ bankruptcy filings, the Company’s ability to refinance, extend or repay its near and intermediate term debt, the Company’s substantial level of indebtedness and interest rates, the potential impact of volatile and rising fuel prices and impairments, the restructuring process and other factors discussed in the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in Former Spirit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Furthermore, such forward-looking statements speak only as of the date of this Current Report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
2.1	Order Confirming the First Amended Joint Chapter 11 Plan of Reorganization of Spirit Airlines, Inc. and its Debtor Affiliates (incorporated by reference to Exhibit 2.1 to Former Spirit’s Current Report on Form 8-K filed with the SEC on February 21, 2025).
3.1	Amended and Restated Certificate of Incorporation of Spirit Aviation Holdings, Inc.
3.2	Amended and Restated Bylaws of Spirit Aviation Holdings, Inc.
4.1	Exit Notes Indenture, dated as of March 12, 2025, by and among Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd., as issuers, the guarantors party thereto, the collateral grantor party thereto and Wilmington Trust, National Association, as trustee and collateral agent.
4.2	Form of PIK Toggle Senior Secured Notes due 2030 (included in Exhibit 4.1 hereto).
4.3	First Supplemental Indenture, dated as of March 12, 2025, by and among Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd., as issuers, Spirit Aviation Holdings, Inc., as HoldCo Guarantor, and Wilmington Trust, National Association, as trustee
4.4	Tranche 1 Warrant Agreement between Spirit Aviation Holdings, Inc. and Equiniti Trust Company, LLC.
4.5	Tranche 2 Warrant Agreement between Spirit Aviation Holdings, Inc. and Equiniti Trust Company, LLC.
10.1	Amended and Restated Credit and Guaranty Agreement dated as of March 12, 2025, by and among Spirit Airlines, Inc., as borrower, the subsidiaries guarantors party thereto, Citibank, N.A., as administrative agent, and Wilmington Trust, National Association, as collateral agent.
10.2	Registration Rights Agreement, dated as of March 12, 2025, by and among Spirit Aviation Holdings, Inc. and the holders party thereto.
99.1	Press release, dated March 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2025

SPIRIT AVIATION HOLDINGS, INC.

By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel